Exhibit 99.1

TeraWulf Announces February 2023 Production and Operations Updates

Increased self-mining hash rate capacity by > 82% month-over-month to 2.6 EH/s as of February 28, 2023.

Energized Nautilus Cryptomine, the first nuclear-powered bitcoin mining facility in the U.S., with 1 EH/s of self-mining capacity deployed at month end.

EASTON, Md.--(BUSINESS WIRE)--March 8, 2023--TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), which owns and operates vertically integrated, domestic bitcoin mining facilities powered by more than 91% zero-carbon energy, today provided an unaudited monthly production and operations update for February 2023.

February 2023 Highlights

  Commenced mining at the Nautilus Cryptomine facility, the first bitcoin mining facility powered by 100% nuclear power in the U.S., exiting the month with approximately 8,000 miners energized.
  Achieved an average operating hash rate of 2.0 EH/s for the month, exiting February with 2.6 EH/s of self-mining capacity following the energization and ramp of self-mining at the Nautilus facility, which represents an 82% month-over-month increase in self-mining hash rate compared to January.
  Self-mined 143 bitcoin in February with an average production rate of 5 bitcoin per day.
  Cost of power in February averaged $7.9k per bitcoin produced, or approximately $0.038/kWh, which is in line with the Company’s targeted power cost of $0.035/kWh across its two mining sites.
  Construction continued at the Lake Mariner facility, where an additional 50 MW of self-mining capacity is expected to come online in early Q2 2023.
Key Metrics[1],2	February 2023
Bitcoin Self-Mined	143
Self-Mining Revenue ($M)	$2.9
Hosting Revenue ($M)	$0.4
Power Cost ($M)	$1.4
Avg. Operating Hash Rate (EH/s)	2.0
Revenue per Bitcoin	$23,388
Power Cost per Bitcoin	$7,933

“February was an exceptional month for TeraWulf as the Company achieved another key milestone of completing construction and commencement of mining operations at the Nautilus facility, the first behind-the-meter bitcoin mining facility in the U.S. to utilize 100% nuclear power,” stated Kerri Langlais, Chief Strategy Officer of TeraWulf.

“As we rapidly deploy our 50 MW of zero-carbon self-mining at Nautilus, TeraWulf is busy at Lake Mariner completing construction on Building 2, which is expected to add yet another 50 MW to our capacity, which will increase self-mining capacity another 50% and bring TeraWulf’s total expected operating capacity to 160 MW and 5.5 EH/s in the coming weeks,” added Langlais.

[1] Unaudited monthly results are based on estimated power costs, which remain subject to standard month end adjustments.
[2] February 2023 metrics include Lake Mariner and the initial ramp of operations at the Nautilus facility.

Production and Operations Update

As of February 28, 2023, the Company had an operational miner fleet of approximately 26,000 miners, comprised of 18,000 operational miners at its wholly-owned Lake Mariner facility in New York (13,000 self-miners and 5,000 hosted miners) and 8,000 self-miners at the nuclear-powered Nautilus facility in Pennsylvania. The Company’s self-mining hash rate capacity increased to 2.6 EH/s as of February 28, 2023 (vs. 1.4 EH/s in January), with an additional 0.5 EH/s of hosted capacity.

In February, the Lake Mariner facility successfully completed testing for the NYISO Special Case Resources program to provide rapid, flexible load relief, and continues to expand its offering of grid support capabilities.

Fourth Quarter and 2022 Financial Results Conference Call

As previously announced, TeraWulf will host a conference call to discuss its financial results for fourth quarter and fiscal year 2022 on Thursday, March 30, 2023, at 5:00 p.m. Eastern Time. During the call, TeraWulf management will provide prepared remarks, followed by a question-and-answer period.

A live webcast and replay of the call will be accessible under the “Events & Presentations” section located in the Investors section of the Company’s website at www.terawulf.com.

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated, environmentally clean Bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company is currently operating two mining facilities: Lake Mariner in New York, and Nautilus Cryptomine in Pennsylvania. TeraWulf generates domestically produced Bitcoin powered primarily by nuclear and hydro energy with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Contacts

Company Contact:
Sandy Harrison
harrison@terawulf.com
(410) 770-9500